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                                                                     EXHIBIT 5.3


                          [McGuireWoods LLP Letterhead]


November 23, 2004


The Jean Coutu Group (PJC) Inc.
530 Beriault Street
Longueuil, Quebec, Canada  J4G 1S8

EDC Drug Stores, Inc.
50 Service Road
Warwick, Rhode Island  02886

Ladies and Gentlemen:

Reference is made to the Registration Statement on Forms F-10, S-4 and F-4 being filed by you and others with the Securities and Exchange Commission in Washington, D.C. (the "Registration Statement") in connection with the registration under the Securities Act of $350,000,000 aggregate principal amount of 7 5/8 % Senior Notes of The Jean Coutu Group (PJG) Inc. due 2012 (the "Senior Exchange Notes"), $850,000,000 aggregate principal amount of 8 1/2 % Senior Subordinated Notes of The Jean Coutu Group (PJG) Inc. due 2014 (the "Senior Subordinated Exchange Notes") and certain guarantees of the Senior Exchange Notes and the Senior Subordinated Exchange Notes (the "Senior Note Guarantees" and the "Senior Subordinated Note Guarantees," respectively, and, collectively with the Senior Exchange Notes and the Senior Subordinated Exchange Notes, the "Securities") by the guarantors described in the Registration Statement including, among others, EDC Drug Stores, Inc., a North Carolina corporation (the "Company"). The Registration Statement is being filed in connection with an exchange offer (the "Exchange Offer") in which the Securities will be offered to holders of outstanding unregistered securities having substantially identical terms except for certain transfer restrictions and registration rights relating to the outstanding securities. Capitalized terms used and not defined herein have the meanings assigned to them in the Registration Statement.

At your request, this letter is being delivered by us as special North Carolina counsel in connection with the registration for the Exchange Offer of the Senior Note Guarantee and the Senior Subordinated Note Guarantee to be issued by the Company in respect of the Senior Exchange Notes and the Senior Subordinated Exchange Notes.

In connection with the delivery of this letter, we have examined originals or copies of the articles of incorporation and bylaws of the Company, certain resolutions adopted by the Board of Directors of the Company as of July 31, 2004 and November 23, 2004, the Registration Rights Agreement to be filed as an exhibit to the Registration Statement, the Registration Rights Joinder Agreement to be filed as an exhibit to the Registration

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The Jean Coutu Group (PJC) Inc.
EDC Drug Stores, Inc.
November 23, 2004
Page 2


Statement, the Senior Note Indenture (including the forms of the Senior Exchange Note and the Senior Note Guarantee contained therein), the Supplemental Indenture dated as of July 30, 2004 to the Senior Note Indenture, the Senior Subordinated Note Indenture (including the forms of the Senior Subordinated Exchange Note and the Senior Subordinated Note Guarantee contained therein), the Supplemental Indenture dated as of July 30, 2004 to the Senior Subordinated Note Indenture (the foregoing being collectively referred to as the "Transaction Documents"), the Registration Statement and such other records, agreements, instruments, certificates and other documents of pubic officials, the Company and its authorized representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein (collectively with the Transaction Documents, the "Opinion Documents"). We have not undertaken any independent investigation or verification of any factual matter set forth in the Opinion Documents, and we have assumed the factual statements set forth therein to be complete and correct.

For the purposes of giving the opinions set forth herein we have assumed and relied on without independent verification (i) the authenticity of all signatures; (ii) the completeness, and the conformity to original instruments, of all copies submitted to us, and that any document submitted to us continues in full force and effect; (iii) the due organization and legal existence of the Company; (iv) that each of the Transaction Documents is within the capacity and powers of, and has been or will be validly authorized by each of the parties thereto, other than the Company; (v) that each of the Transaction Documents has been or will be validly executed and delivered by each of the parties thereto in the form or substantially the form presented to us; (vi) to the extent that any obligation of the Company under the Transaction Documents is to be performed in any jurisdiction other than North Carolina, its performance will not be illegal or unenforceable under the law of that jurisdiction; and (vii) that the Transaction Documents constitute, or upon execution, will constitute, the legal, valid and binding obligation of each of the parties thereto, including without limitation the Company, under the laws of New York.

Based upon the foregoing, and subject to the assumptions, exclusions, limitations and qualifications set forth herein, we are of the opinion that, when issued as contemplated by the Registration Statement, the Senior Note Guarantee and the Senior Subordinated Note Guarantee to be issued by the Company in respect of the Senior Exchange Notes and the Senior Subordinated Exchange Notes will be legally issued and will constitute valid and binding obligations of the Company. Enforceability of the Company's obligations under such Senior Note Guarantee and Senior Subordinated Note Guarantee may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally or by the application of equitable principles.

We express no opinion other than as expressly set forth herein or as to any laws other than the laws of the State of North Carolina in force at the date of this opinion. We

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The Jean Coutu Group (PJC) Inc.
EDC Drug Stores, Inc.
November 23, 2004
Page 3


express no opinion or as to any matters of municipal law or the laws of any local agencies.

This letter speaks only as of the date hereof, and we undertake no responsibility to update or supplement this letter after the date hereof.

We consent to being named in the Registration Statement and related Prospectus as special North Carolina counsel who are passing upon the legality of the Senior Note Guarantee and the Senior Subordinated Note Guarantee of the Company under North Carolina law and to the reference to our name under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                              Very truly yours,


                                              /s/ McGuireWoods LLP